UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

INSWEB CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOR IMMEDIATE RELEASE

BANKRATE, INC. TO ACQUIRE INSURANCE LEAD GENERATION AND MARKETING ASSETS OF INSWEB CORPORATION

NEW YORK, NY – October 10, 2011 – InsWeb Corporation (NASDAQ: INSW) and Bankrate, Inc. (NYSE: RATE) announced today that they have entered into a definitive agreement for InsWeb to sell substantially all of its assets relating to its insurance lead generation and marketing business to Bankrate for $65 million in cash at closing, subject to a working capital adjustment specified in the agreement.  InsWeb will retain a portfolio of e-commerce and online insurance distribution patents, which it will license to Bankrate on a perpetual, royalty-free, non-exclusive basis.  Bankrate has entered into voting agreements with shareholders representing approximately 40% of InsWeb’s currently outstanding shares in connection with the transaction.  Under the terms of the agreement, Bankrate will also assume certain liabilities of InsWeb, as further specified in the agreement.  Following the closing, InsWeb is expected to continue as a public company and will focus on a new business model in which it will license its patented technologies.

“We are excited about this transaction and the value that it delivers to us and our shareholders,” said Hussein A. Enan, Chairman of the Board and Chief Executive Officer of InsWeb.  “The purchase price represents a compelling valuation for the business, while we believe the retention of our patent portfolio and our planned efforts to license the proprietary technologies we have developed over the years provides potential upside to our shareholders.  Competition in online lead generation services continues to be dynamic, and the ability to monetize leads effectively is increasingly important.  Bankrate’s strong online distribution network is an ideal fit for our customers and consumers, who will continue to be well served in the marketplace.”

“The InsWeb assets represent a great addition to the Bankrate insurance business,” said Thomas R. Evans, President and Chief Executive Officer of Bankrate, Inc.  “We anticipate that InsWeb’s large agent base and lead sources will complement our existing insurance offering and create opportunities for substantial synergies.  Once closed, we expect this acquisition to be immediately accretive.”

InsWeb’s board of directors unanimously approved the agreement.  The transaction is subject to customary closing conditions, including regulatory approvals and the approval of InsWeb’s shareholders.  The agreement contains several other terms and further details expanding on the information included in this press release, and a copy of the agreement will be filed with the SEC by InsWeb.

InsWeb was advised as to financial matters by GCA Savvian, and as to legal matters by Sidley Austin LLP. Bankrate was advised in this transaction as to legal matters by Wachtell, Lipton, Rosen & Katz.

About InsWeb Corporation

InsWeb Corporation owns and operates a network of leading insurance marketplace and education websites. Founded in 1995 and headquartered in Sacramento, California, InsWeb's primary properties include InsWeb.com, InsuranceRates.com, LocalInsuranceAgents.com, MedHealthInsurance.com and AgentInsider.com. InsWeb has invented multiple e-commerce and online insurance distribution technologies and owns the following patents: 6,898,597; 7,107,325; 7,389,246; 7,640,176 and 7,707,505.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet.  Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, InsuranceQuotes.com, CarInsuranceQuotes.com, InsureMe, Bankrate.com.cn, CreditCards.ca, NetQuote, and CD.com.  Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of nearly 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing on average over three million pieces of information daily.  Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Forward-Looking Statements

This news release contains forward-looking statements, which include statements expressing the intent, belief or current expectations of InsWeb and Bankrate that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control.  The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and InsWeb’s and Bankrate’s businesses, which include, but are not limited to: macroeconomic condition and general industry conditions such as the competitive environment; regulatory and litigation matters and risks; risks related to whether stockholders will approve the transaction; the possibility that competing offers for the assets will be made; the risk that a condition to closing of the transaction may not be satisfied; other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners; risks related to the successful integration of the business contemplated to be acquired; risks related to InsWeb’s ability to operate its retained business, including realizing the value of its retained assets and satisfying its retained liabilities and obligations; and the factors discussed in InsWeb’s annual report on Form 10-K for the year ended December 31, 2010 and Bankrate’s registration statement on Form S-1, in each case filed with United States Securities and Exchange Commission (the “SEC”).  Unless legally required, InsWeb and Bankrate undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

InsWeb plans to file a proxy statement with the SEC regarding the proposed transaction.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Bankrate and InsWeb, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, free of charge, by directing a request to InsWeb, 10850 Gold Center Dr., Suite 250, Rancho Cordova, CA 95670, Attention: General Counsel. The respective directors and executive officers of Bankrate and InsWeb and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Bankrate’s directors and executive officers is available in its registration statement initially filed with the SEC by Bankrate on April 15, 2011, as amended, and information regarding InsWeb’s directors and executive officers is available in its proxy statement filed with the SEC by InsWeb on June 7, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

###

For more information contact:

Jennifer Jarman
The Blueshirt Group, for InsWeb
(415) 217-5866
jennifer@blueshirtgroup.com

or

Bruce J. Zanca
SVP, Chief Marketing and Communications Officer
Bankrate, Inc.
(917) 368-8648
bzanca@bankrate.com

News Release

Investor Relations Contact:
Jennifer Jarman
The Blueshirt Group, for InsWeb
415-217-5866
jennifer@blueshirtgroup.com

InsWeb to Focus on Monetizing its Patented Technologies Following Sale of Insurance Lead Generation and Marketing Business

SACRAMENTO, Calif., October 10, 2011 – As previously disclosed today, InsWeb Corporation (NASDAQ: INSW) has entered into a definitive agreement to sell substantially all of its assets relating to its insurance lead generation and marketing business to Bankrate, Inc. (NYSE: RATE) for $65 million in cash at closing, subject to a working capital adjustment specified in the agreement.  Under the terms of the agreement, Bankrate will also assume certain liabilities of InsWeb.  Following the closing, InsWeb will retain a portfolio of e-commerce and online insurance distribution patents, intends to focus its efforts on licensing its patent portfolio, and is expected to continue as a public company.  Since its founding in 1995, InsWeb has developed multiple proprietary e-commerce and online insurance distribution technologies and owns five issued patents and two patent applications.

“This transaction provides an attractive opportunity to exit the lead generation business and to shift our focus to monetizing our patent portfolio, which we believe comprises valuable technologies for a wide range of e-commerce companies.  Following the close of this transaction, InsWeb will have growth opportunities stemming from our patent portfolio, and a continuing commitment to deliver value to our shareholders,” said Hussein Enan, Chairman and CEO of InsWeb.

Stockholders who own shares of the Company’s common stock immediately prior to the closing of the asset sale transaction will continue to hold the same number of shares immediately following the closing.  The Company, and not its stockholders, will receive all of the net proceeds from the asset sale transaction.  Following the transaction, the net proceeds from the transaction, combined with approximately $6 million in cash from current operations that will remain with the Company, are expected to provide ample capital for future operations.  The Company anticipates using a portion of the net proceeds for general working capital purposes in connection with the development and operation of the patent licensing business.  In addition, the Company expects to use a substantial portion of the net proceeds from the asset sale transaction to make a special cash distribution to its stockholders in the first quarter of 2012. The Company expects that to the extent the sale of assets results in the recognition of a net gain for tax purposes, the Company’s available net operating loss carryforwards will offset a substantial part of such gain.  The Company expects to lower its overhead costs commensurate with the reduced scope of operations.  The Company and its ongoing business will operate under a new name, to be approved by stockholders, and will continue to be headquartered in Sacramento, CA.

Additional Information and Where to Find It

InsWeb plans to file a proxy statement with the United States Securities and Exchange Commission (the “SEC”) regarding the proposed transaction.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about InsWeb, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, free of charge, by directing a request to InsWeb at 10850 Gold Center Dr., Suite 250, Rancho Cordova, CA 95670, Attention: General Counsel. The directors and executive officers of InsWeb and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding InsWeb directors and executive officers is available in its proxy statement filed with the SEC by InsWeb on June 7, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

About InsWeb

InsWeb Corporation (NASDAQ: INSW) owns and operates a network of leading insurance marketplace and education websites. Founded in 1995 and headquartered in Sacramento, California, InsWeb's primary properties include InsWeb.com, InsuranceRates.com, LocalInsuranceAgents.com, MedHealthInsurance.com and AgentInsider.com. InsWeb has invented multiple e-commerce and online insurance distribution technologies and owns the following patents: 6,898,597; 7,107,325; 7,389,246; 7,640,176 and 7,707,505.

Forward-Looking Statements

This news release contains forward-looking statements, which include statements expressing the intent, belief or current expectations of InsWeb that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control.  The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and InsWeb’s business, which include, but are not limited to: macroeconomic conditions and general industry conditions such as the competitive environment; regulatory and litigation matters and risks; risks related to whether stockholders will approve the transaction; the possibility that competing offers for the assets will be made; the risk that a condition to closing of the transaction may not be satisfied; other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners; risks related to InsWeb’s ability to operate its retained business, including realizing the value of its retained assets and satisfying its retained liabilities and obligations; the risk that we are not currently engaged in the patent licensing business, and the assets that comprise the retained business have never generated revenues; and the factors discussed in InsWeb’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC.  Unless legally required, InsWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

“INSWEB” and “AGENTINSIDER” are registered service marks of InsWeb Corporation. All marks above are those of InsWeb Corporation, except for those of insurance insurers, brokers, agents, industry organizations, financial institutions, online partners, service providers, other mentioned companies and educational institutions, which are the marks of their respective entities.

7